BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 2012

HONOLULU, HAWAII, August 8, 2012 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $1,366,000 ($0.17 per share – diluted) and $4,629,000 ($0.56 per share – diluted) for the three and nine months ended June 30, 2012, respectively, as compared to net earnings of $802,000 ($0.10 per share – diluted) and $424,000 ($0.05 per share – diluted) for the three and nine months ended June 30, 2011, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The decrease in results for the three months ended June 30, 2012 as compared to last year’s three months ended June 30, 2011 was due to lower natural gas prices which declined 64% or $2.27 per MCF (1,000 cubic feet) from $3.52 per MCF to $1.25 per MCF, lower oil prices which declined 20% and lower land investment segment percentage of sales receipts which decreased $552,000.  Additionally, the prior year quarter included an $821,000 higher general and administrative benefit from a reduction in stock appreciation rights expense resulting from a decline in the market price of the Company’s stock during that period.”

“We are very pleased to report that in June 2012, our 80% owned real estate joint venture sold one of its two residences, resulting in revenue of $5,975,000 and a nominal loss from the sale.  As a result of this sale, we reduced our real estate debt by $5,277,000 to $5,360,000 at June 30, 2012, and the Company’s interest and general and administrative expenses will be reduced as a result of lower debt balances and reduced house carrying costs.”

“Operating results for the nine months ended June 30, 2012 decreased due to a $1,854,000 reduction in the carrying value of the two houses held for sale recorded in our second quarter to reduce both house values to the market value of the house sold in June 2012, the absence of last year’s $1,424,000 gain from drilling royalty credits and a 39% decline in natural gas prices.  In addition, last year’s nine months ended June 30, 2011 included the receipt of $2,656,000 for the last option payment relating to the development rights within Hualalai Resort at Kaupulehu in the North Kona district on the island of Hawaii and percentage of sales receipts decreased $763,000.  These declines were partially offset by a 15% increase in net oil production and a $1,164,000 decrease in stock appreciation rights expense as compared to last year’s nine months.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

	COMPARATIVE OPERATING RESULTS
	(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues	$12,358,000	$8,989,000	$28,026,000	$29,589,000

Net (loss) earnings	$(1,366,000)	$802,000	$(4,629,000)	$424,000

Net (loss) earnings
per share – basic	$(0.17)	$0.10	$(0.56)	$0.05

Net (loss) earnings
per share – diluted	$(0.17)	$0.10	$(0.56)	$0.05

Weighted-average shares
and equivalent shares outstanding:
Basic	8,277,160	8,277,160	8,277,160	8,277,160

Diluted	8,277,160	8,381,762	8,277,160	8,337,633